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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2009
Bank of Commerce Holdings

California	0-25135	94-2823865

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 Churn Creek Road Redding, California		96002

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (530) 772-3955
N/A
(Former Name or Former Address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))
Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. May 12, 2009 8,711,495

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Item 7.01 Regulation FD Disclosure
Bank of Commerce Holdings held its 2009 annual meeting of shareholders on Tuesday, May 12, 2009 in Redding, California. Patrick J. Moty, President and Chief Executive Officer made a presentation. A copy of the presentation in slides is attached hereto as Exhibit 99.1.
Item 8.01 Other Events
Bank of Commerce Holdings parent company of Redding Bank of Commerce and Bank of Commerce Mortgage reports actions approved at their annual Shareholders Meeting held May 12, 2008. The count of shares represented in person or proxy were 5,440,033 or 62.4% of the outstanding voting shares of the Company. 98.0% if the votes cast voted FOR the election of nine directors named in the proxy statement for terms expiring on the date of the annual meeting in 2010. 60.4% of the shares voted FOR the amendment to the Company bylaws expanding the number of director seats to a range of seven (7) to thirteen (13). 100% of the votes cast voted FOR adoption of non-binding advisory resolution approving executive compensation (“Say on Pay”) and 92.9% of the votes cast voted FOR ratification of the selection of Moss Adams, LLP as the Company’s independent auditors for 2008.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Annual Shareholder Meeting PowerPoint
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2009	/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Senior Vice President and Chief Financial Officer

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